SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) July 16, 2001



                         ELECTRONIC CLEARING HOUSE, INC.
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             (Exact name of registrant as specified in its charter)



          NEVADA                   0-15245                      93-0946274
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(State or other jurisdiction     (Commission                  (IRS  Employer
     of  incorporation)          File  Number)             Identification  No.)


         28001  Dorothy  Drive,    Agoura  Hills,  California            91301
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              (Address of principal executive offices)                (Zip Code)


        Registrant's telephone number, including area code (818) 706-8999


          (Former name or former address, if changes since last report)
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ITEM  5.  OTHER  EVENTS

          On July 16, 2001, the Company received Nasdaq notification that the Panel determined to continue the listing of the Company's securities on The Nasdaq SmallCap Market pursuant to the following exceptions: 1) on or before August 3, 2001, the Company is required to file a proxy statement with the Securities and Exchange Commission and Nasdaq evidencing its intent to seek shareholder approval for a reverse stock split, and 2) on or before September 17, 2001, the Company is required to demonstrate a closing bid price of at least $1.00 per share and, immediately thereafter, a closing bid price of at least $1.00 per share for a minimum of ten consecutive trading days.


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          The  Board  of  Directors  has  approved  a one-for-four reverse stock split, subject to shareholder approval, that the Company believes will resolve the bid price deficiency. The Company intends to seek shareholder approval at a special meeting of shareholders to be held on September 7, 2001. Presently, the Company has approximately 21.8 million total shares outstanding. Assuming the successful completion of the reverse stock split, the Company would have approximately 5.45 million total shares outstanding after the split.


ITEM  7.  EXHIBITS


Exhibit
Number     Description  of  Document
------     -------------------------

99.1        Press  release  issued  and  dated  July  18,  2001.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              ELECTRONIC  CLEARING  HOUSE,  INC.
                                     (Registrant)


                              By  \s\  Alice  L.  Cheung
                                ------------------------
                                Alice  L.  Cheung,  Treasurer  &
                                Chief  Financial  Officer



Dated:  July  18,  2001


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